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                                  AMENDMENT TO
                             PARTICIPATION AGREEMENT

         The Participation Agreement (the "Agreement"), dated July 27, 1998, by and among AIM Variable Insurance Funds, A I M Distributors, Inc., Allmerica Financial Life Insurance and Company and VeraVest Investments, Inc., (collectively, the "Parties") is hereby amended as follows. All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as described in the Agreement.

         WHEREAS, the Parties desire to amend Schedule A of the Agreement to address a logo change;

         NOW THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

         Schedule B of the Agreement Is hereby deleted in its entirety and replaced with the attached Schedule B.

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date:  January 1, 2003.


                                         AIM VARIABLE INSURANCE FUNDS


Attest:  /s/ Nancy L. Martin             By:     /s/ Carol F. Relihan
         ----------------------------            -------------------------------
Name:    Nancy L. Martin                 Name:   Carol F. Relihan
Title:   Assistant Secretary             Title:  Senior Vice President

(SEAL)

                                         A I M DISTRIBUTORS, INC.


Attest:  /s/ Nancy L. Martin             By:     /s/ Michael J. Cemo
         ----------------------------            -------------------------------
Name:    Nancy L. Martin                 Name:   Michael J. Cemo
Title:   Assistant Secretary             Title:  President

(SEAL)

                                         FIRST ALLMERICA FINANCIAL
                                         LIFE INSURANCE COMPANY


Attest:  /s/ Sarah Latorre               By:     /s/ Mark Hug
         ----------------------------            -------------------------------

Name:    Sarah Latorre                   Name:   Mark Hug
         ----------------------------            -------------------------------

Title:   Administrator                   Title:  President
         ----------------------------            -------------------------------

Attest:  /s/ Charles F. Cronin
         ----------------------------
Name:    Charles F. Cronin
         ----------------------------
Title:   Secretary
         ----------------------------

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                                         VERAVEST INVESTMENTS, INC.
                                         (formerly Allmerica Investments, Inc.)


Attest:  /s/ Charles F. Cronin           By:     /s/ Richard M. Lavista
         ----------------------------            -------------------------------

Name:    Charles F. Cronin               Name:   Richard M. Lavista
         ----------------------------            -------------------------------

Title:   Secretary                       Title:  President
         ----------------------------            -------------------------------

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                                   SCHEDULE A

                           AIM LOGO GRAPHIC STANDARDS

                                         LOGO COLORS

                                         ONE COLOR - both the box and the word
                                         Investments print black with a white
                                         Chevron and White AIM inside the box.

                                         TWO COLORS - in printed versions of the
                                         logo, the preferred usage is ALWAYS two
                                         color reproduction. The box prints in
                                         PMS 356 Green with Chevron and AIM
                                         white and with the word Investments
                                         printing Black.

                                         FOUR COLOR PROCESS - the box prints
                                         Cyan 100%, Magenta 0%, Yellow 100%,
                                         Black 20% to simulate PMS 356 Green.
                                         The word Investments prints solid
                                         black.

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